                                                                   EXHIBIT 10.20



                            AKAMAI TECHNOLOGIES, INC.




                          15% SENIOR SUBORDINATED NOTES
                                       AND
                        WARRANTS TO PURCHASE COMMON STOCK


                               PURCHASE AGREEMENT




                             DATED AS OF MAY 7, 1999

                                TABLE OF CONTENTS

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                                                                                                               Page

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PURCHASE AGREEMENT................................................................................................1

ARTICLE I PURCHASE, SALE AND TERMS OF SHARES......................................................................1

1.01     The Senior Subordinated Notes and Warrants to Purchase Common Stock......................................1
1.02     The Warrant Shares.......................................................................................1
1.03     Sale of Securities.......................................................................................2
1.04     The Closing..............................................................................................2
1.05     Second Closing...........................................................................................2
1.06     Use of Proceeds..........................................................................................3
1.07     Representations and Warranties by the Purchasers.........................................................3

ARTICLE II CONDITIONS TO THE PURCHASERS' OBLIGATION...............................................................4

2.01     Representations and Warranties...........................................................................4
2.02     Documentation at Closing.................................................................................4
2.03     Consents, Waivers, Etc...................................................................................5
2.04     Registration Rights......................................................................................5
2.05     Bring-Down Certificate...................................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................5

3.01     Organization and Standing................................................................................5
3.02     Corporate Action.........................................................................................6
3.03     Governmental Approvals...................................................................................6
3.04     Litigation...............................................................................................6
3.05     Certain Agreements of Officers and Key Employees.........................................................7
3.06     Compliance with Other Instruments........................................................................7
3.07     Material Contracts.......................................................................................8
3.08     ERISA....................................................................................................8
3.09     Transactions with Affiliates.............................................................................9
3.10     Assumptions or Guaranties of Indebtedness of Other Persons...............................................9
3.11     Investments in Other Persons; Subsidiaries...............................................................9
3.12     Securities Laws..........................................................................................9
3.13     Disclosure...............................................................................................9
3.14     Brokers or Finders......................................................................................10
3.15     Capitalization; Status of Capital Stock.................................................................10
3.16     Registration Rights.....................................................................................10
3.17     Books and Records.......................................................................................11



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
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                                                                                                               Page
3.18     Title to Assets; Patents................................................................................11
3.19     The Year 2000...........................................................................................12
3.20     Financial Statements....................................................................................12
3.21     No Undisclosed Liabilities..............................................................................12
3.22     Technology..............................................................................................13

ARTICLE IV COVENANTS OF THE COMPANY..............................................................................13

4.01     Affirmative Covenants of the Company Other Than Reporting Requirements..................................13
4.02     Negative Covenants of the Company.......................................................................15
4.03     Reporting Requirements..................................................................................17

ARTICLE V REMEDIES ON DEFAULT....................................................................................18

5.01     Acceleration............................................................................................18
5.02     No Waivers or Election of Remedies, Expenses, etc.......................................................18

ARTICLE VI DEFINITIONS AND ACCOUNTING TERMS......................................................................19

6.01     Certain Defined Terms...................................................................................19
6.02     Accounting Terms........................................................................................22
6.03     Knowledge.  ............................................................................................23

ARTICLE VII MISCELLANEOUS........................................................................................23

7.01     No Waiver; Cumulative Remedies..........................................................................23
7.02     Amendments, Waivers and Consents........................................................................23
7.03     Addresses for Notices...................................................................................23
7.04     Costs, Expenses and Taxes...............................................................................24
7.05     Binding Effect; Assignment..............................................................................24
7.06     Survival of Representations and Warranties..............................................................24
7.07     Prior Agreements........................................................................................24
7.08     Severability............................................................................................24
7.09     Governing Law...........................................................................................25
7.10     Headings................................................................................................25
7.11     Counterparts............................................................................................25
7.12     Further Assurances......................................................................................25
7.13     Confidentiality.........................................................................................25

SCHEDULE I        List of Purchasers

EXHIBITS
--------

2.02B              Opinion of Counsel
3.01               Foreign Qualifications
3.04               Litigation
3.07               Material Contracts
3.08               ERISA
3.09               Transactions with Affiliates
3.11               Investments in Other Persons; Subsidiaries
3.15               Capitalization; Status of Capital Stock
3.16               Registration Rights
3.18(a)            Title to Assets
3.18(b)            Intellectual Property
3.18(c)            Compensation for use of Intellectual Property Rights
3.20               Financial Statements
3.21               Undisclosed Liabilities
3.22               Technology

A - Form of Note
B - Form of Warrant

                            AKAMAI TECHNOLOGIES, INC.
                                  201 Broadway
                         Cambridge, Massachusetts 02139



                                           As of May 7, 1999


TO:  The Persons listed on SCHEDULE I

RE:  15% SENIOR SUBORDINATED NOTES AND WARRANTS TO PURCHASE COMMON STOCK

Ladies and Gentlemen:

     Akamai Technologies, Inc., a Delaware corporation (the "COMPANY"), agrees with each of you as follows:

                                    ARTICLE I

                     PURCHASE, SALE AND TERMS OF SECURITIES

     1.01 THE SENIOR SUBORDINATED NOTES AND WARRANTS TO PURCHASE COMMON STOCK. The Company has authorized the issuance and sale of (i) up to $15,000,000 in aggregate principal amount of its 15% Senior Subordinated Notes (the "NOTES"), which are to have the terms and provisions set forth in the form of Note attached hereto as EXHIBIT A and (ii) warrants for the purchase of Common Stock, $.01 par value per share, of the Company ("COMMON STOCK"), which are to have the terms and provisions set forth in the form of Warrant attached hereto as EXHIBIT B (the "WARRANTS"). All of the Notes shall be identical in all respects other than their respective principal amounts, the date of issuance and the names of the registered holders. All of the Warrants shall be identical in all respects other than the number of shares of Common Stock which may be purchased thereunder, the date of issuance and the names of the registered holders. The Notes and the Warrants are sometimes referred to herein as the "SECURITIES."

     1.02 THE WARRANT SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock issuable upon exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants, and such shares when issued, are herein referred to as the "WARRANT SHARES."

     1.03 SALE OF SECURITIES. Subject to the terms and conditions in this Agreement, at the Closing (as hereinafter defined), the Company agrees to issue to each person listed on SCHEDULE I attached hereto (individually, a "PURCHASER" and, collectively, the "PURCHASERS"), and each Purchaser, severally and not jointly, agrees to acquire from the Company the Securities set forth opposite such Purchaser's name on Schedule I hereto. The aggregate purchase price of the Securities being purchased by each Purchaser is set forth opposite such Purchaser's name on SCHEDULE I.

     1.04 THE CLOSING. The purchase and sale of the Securities shall take place at a closing (the "CLOSING") to be held on or about May 7, 1999 at such location and at such time as may be mutually agreed upon, subject to the satisfaction of all of the conditions to the Closing specified in Article II herein. At the Closing the Company will issue and deliver the Notes and Warrants to be sold at the Closing to each of the Purchasers (or its nominee) against payment of the full purchase price therefor by (i) wire transfer of immediately available funds to an account designated by the Company, (ii) check payable to the order of the Company or its designee, or (iii) any combination of (i) and (ii) above.

     1.05 SECOND CLOSING.

          (a) In the event that the Company shall not have sold all of the Securities at the Closing, the Company and the Purchasers agree that at a second closing to occur within 30 days of the Closing (the "SECOND CLOSING"), the Company may issue and sell any of the unsold Securities ("ADDITIONAL SECURITIES") to one or more person who becomes a party to this Agreement (the "ADDITIONAL PURCHASERS"). The Company and the Purchasers further agree that (i) the Company shall amend this Agreement solely to provide for the issuance of the Additional Securities to the Additional Purchasers at the same price and under the terms and conditions of this Agreement and (ii) the Additional Purchasers shall become parties to this Agreement as amended by executing counterparts hereof. The terms "SECURITIES", "NOTES", "WARRANT SHARES", "PURCHASER" and "PURCHASERS", when used in this Agreement, shall respectively be deemed to include such Additional Securities as are issued and such Additional Purchaser and Additional Purchasers as exist from time to time and the term "CLOSING" shall include the Second Closing where appropriate.

          (b) The Second Closing shall be held at such location and at such times and dates, as shall be specified by the Company and the Additional Purchasers. At the Second Closing, the Company will issue and deliver the Notes and Warrants to be sold at the Second Closing to each of the Purchasers (or its nominee) against payment of the full purchase price therefor by (i) wire transfer of immediately available funds to an account designated by the Company,
(ii) check payable to the order of the Company or its designee, or (iii) any combination of (i) and (ii) above. At the Second Closing, the Additional Purchasers purchasing Additional Securities shall have received a certificate from the President of the Company stating that the representations and warranties of the

Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct (giving effect to updates, if any, to the Exhibits setting forth exceptions to the representations and warranties of the Company) and that all conditions required to be performed prior to or at the Second Closing have been performed as of such Second Closing.

     1.06 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

     1.07 REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each of the Purchasers represents and warrants, severally, but not jointly, that (a) it will acquire the Securities to be acquired by it for its own account and that the Securities are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (b) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of such Purchaser; (c) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (d) such Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the offering of the Securities and to obtain additional information concerning the Company and its business; (e) such Purchaser has the ability to evaluate the merits and risks of an investment in the Securities and can bear the economic risks of such investment and (f) such Purchaser is an "Accredited Investor" as such term is defined in Rule 501(a) promulgated under the Securities Act. The acquisition by each Purchaser of the Securities acquired by it shall constitute a confirmation of the representations and warranties made by each such Purchaser as at the date of such acquisition. Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all Securities and certificates evidencing any of the Warrant Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

     APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."


                                   ARTICLE II

                    CONDITIONS TO THE PURCHASERS' OBLIGATION

     The obligation of any Purchaser to purchase and pay for the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions:

     2.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct on the date of the Closing.

     2.02 DOCUMENTATION AT CLOSING. The Purchasers shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their counsel:

          (a) A copy of the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors evidencing approval of this Agreement, the issuance of the Notes and the Warrants and the other matters contemplated hereby, and a copy of the By-laws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Securities.

          (b) The opinion of Hale and Dorr LLP, counsel to the Company, in the form of EXHIBIT 2.02B attached hereto.

          (c) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Notes and the Warrants and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

          (e) Certificates of Good Standing for the Company from the Secretaries of State of the States of Delaware and California, and the Commonwealth of Massachusetts.

          (f)  The Company shall have paid costs and expenses identified in
Section 7.04.

     2.03 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Notes and the Warrants and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Notes and the Warrants and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that they may reasonably request.

     2.04 REGISTRATION RIGHTS. The Company shall have obtained all consents and waivers, if any, necessary under Section 11(d) of that certain Amended and Restated Registration Rights Agreement dated April 16, 1999 among the Company and the individuals and entities named therein (the "REGISTRATION RIGHTS AGREEMENT") in order that the grant by the Company of registration rights with respect to the Warrant Shares does not violate Section 11(h) of the Registration Rights Agreement.

     2.05 BRING-DOWN CERTIFICATE. At the Second Closing the Purchaser(s) purchasing Notes and Warrants shall have received a bring-down certificate and shall be entitled to receive such other certificates, opinions and other documents as shall be reasonably requested.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants as follows as of the date hereof and as of the date of the Closing:

     3.01 ORGANIZATION AND STANDING. The Company is a duly organized and validly existing corporation in good standing under the corporate laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary as set forth in EXHIBIT 3.01, except where the failure to so qualify would not have a material adverse effect on the business, operations, affairs or condition of the Company or in its properties or assets taken as a whole, or which might call into question the validity of this Agreement, any of the Securities, or any action taken or to be taken pursuant hereto or thereto (a "MATERIAL ADVERSE EFFECT").

     3.02 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement, the Notes, the Warrants and any other agreements and instruments executed in connection herewith (collectively, the "FINANCING DOCUMENTS"). The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their terms. The issuance, sale and delivery of the Securities in accordance with this Agreement and the issuance, sale and delivery of the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company. Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants, and the issuance of the Securities is not, and the issuance of the Warrant Shares upon the exercise of the Warrants will not be, subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

     3.03 GOVERNMENTAL APPROVALS. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis and a copy of which shall be provided to the Purchasers and their counsel), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Securities and the Warrant Shares, or for the performance by the Company of its obligations under this Agreement.

     3.04 LITIGATION. Except as set forth in EXHIBIT 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer or Key Employee relating to such person's performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the knowledge of the Company, any officer, Key Employee or holder of more than 5% of the Common Stock of the Company (other than any Purchaser) is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency specifically naming the Company or an officer of the Company. Except as set forth in EXHIBIT 3.04, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or against any officer or Key Employee which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Effect. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor), involving the prior employment of any of the Company's officers or employees (including any Key Employees) or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

     3.05 CERTAIN AGREEMENTS OF OFFICERS AND KEY EMPLOYEES.

          (a) To the knowledge of the Company, no officer or Key Employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the employment of any such officer or Key Employee by the Company, the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary or confidential information of others. The Company has no reason to believe that the employment of the Company's officers and Key Employees will subject the Company or any Purchaser to any liability to third-parties. The Company has entered into Noncompetition and Nonsolicitation Agreements and Invention and Nondisclosure Agreements with each of its employees.

          (b) To the knowledge of the Company, no officer of the Company nor any Key Employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company.

     3.06 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, and in all material respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all judgments specifically naming the Company or any of the Founders, decrees, governmental orders specifically naming the Company or any of the Founders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the issuance of the Securities, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

     3.07 MATERIAL CONTRACTS.

          (a) Except as set forth on EXHIBIT 3.07, neither the Company nor any of its properties or assets is a party to or bound by any (i) contract not made in the ordinary course of business, or involving a commitment or payment by the Company in excess of $50,000 or, in the Company's belief, otherwise material to the business of the Company; (ii) contract among stockholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the Company or any other Person or involving a sharing of profits; (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar contract with respect to any real or tangible personal property of the Company; (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of contract;
(v) contract with any governmental agency; or (vi) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the contracts listed on EXHIBIT 3.07 (except as noted thereon), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

          (b) (i) Each of the contracts listed on EXHIBIT 3.07 is valid and enforceable in accordance with its terms, and there is no default under any contract listed on EXHIBIT 3.07 by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder except where such default, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect and (ii) no previous or current party to any contract has given written notice to the Company of or made a written claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

          (c) With respect to the contracts listed on EXHIBIT 3.07 that were assigned to the Company by a third party, all necessary consents to such assignment have been obtained.

     3.08 ERISA. Except as set forth on EXHIBIT 3.08, the Company does not make and has no present intentions to make any contributions to any employee pension benefit plans for its employees that are subject to ERISA.

     3.09 TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT 3.09, as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between any Founder, officer, employee or director of the Company or any Person owning 5% or more of any class of capital stock of the Company or any member of the immediate family of such Founder, officer, employee, director or stockholder or any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

     3.10 ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Except as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

     3.11 INVESTMENTS IN OTHER PERSONS; SUBSIDIARIES. Except as set forth on
EXHIBIT 3.11 or consented to by the Purchasers in accordance with this Agreement, the Company has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person except as disclosed in this Agreement. The Company has no Subsidiaries.

     3.12 SECURITIES LAWS. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities. Prior to the Closing, neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Securities or similar securities to, or solicit offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Securities under the registration provisions of the Securities Act, and applicable state securities laws.

     3.13 DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchasers or their counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact relating directly to the Company necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing to the Purchasers and which taken by itself would constitute a circumstance having a Material Adverse Effect. Without limiting the generality of the foregoing, the Company does not have any knowledge that there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would have a Material Adverse Effect on the Company's business.

     3.14 BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

     3.15 CAPITALIZATION; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of (i) 22,000,000 shares of Common Stock, par value $.01 per share, of which 7,080,885 shares are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which
(A) 1,100,000 shares are designated as Series A Convertible Preferred Stock, (B) 1,327,500 shares are designated as Series B Convertible Preferred Stock, and (C) 145,195 shares are designated as Series C Convertible Preferred Stock. The number of shares of each class or series of the capital stock of the Company that is issued and outstanding is set forth in EXHIBIT 3.15 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Warrant Shares, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, will be duly authorized, validly issued, fully-paid and non-assessable. Except as otherwise set forth in EXHIBIT 3.15, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in EXHIBIT 3.15, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Certificate of Incorporation, the Amended and Restated Stockholders Agreement dated April 16, 1999 by and among the Company and certain stockholders of the Company (the "STOCKHOLDERS AGREEMENT"), the Registration Rights Agreement and certain stock restriction and right of first refusal agreements by and among the Company and certain stockholders of the Company. Other than as provided in this Section and in the Stockholders Agreement, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

     3.16 REGISTRATION RIGHTS. Except as set forth in EXHIBIT 3.16 and except for the rights granted to the Purchasers and certain other parties pursuant to the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     3.17 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     3.18 TITLE TO ASSETS; PATENTS.

          (a) The Company has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those occurring in the ordinary course of business and those indicated on EXHIBIT 3.18(a). The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

          (b) The Company does not know of any claim, previously asserted, pending, threatened or which may otherwise be asserted ("CLAIM") that would interfere with, or adversely impact upon, the Company's unencumbered right to use, make, sell, license, distribute, promote, apply, develop and make derivative works of ("USE"), the patents, patent rights, permits, licenses, trade secrets, trademarks (registered or unregistered), trademark rights, trade names, trade name rights, franchises, copyrights (registered or unregistered), inventions (regardless of whether patentable or not), software, confidential information, innovations and other intellectual property rights being used to conduct its business as now operated and as now proposed to be operated, or in the development, manufacture, use, distribution or licensing of the Company's proprietary technology, information, products, processes, or services (collectively, the "INTELLECTUAL PROPERTY RIGHTS") (a list of all material patents, trademarks, trade names, permits, and licenses Used by the Company is attached hereto as EXHIBIT 3.18(b)); and the Company does not have any reason to believe that the Use of the Intellectual Property Rights infringes, conflicts or will conflict with valid rights of any other Person. No claim is known by the Company to be pending or threatened to the effect that, and the Company has no reason to believe that, any such Intellectual Property Right is invalid or unenforceable by the Company or its licensor. Except as set forth in EXHIBIT 3.18(c), the Company has no obligation known by the Company to compensate any Person for the use of any such Intellectual Property Rights, and except in the ordinary course of business or as set forth in EXHIBIT 3.18(c), the Company has not granted any Person any license or other rights to use in any manner any of the Intellectual Property Rights of the Company, whether requiring the payment of royalties or not.

     3.19 THE YEAR 2000. Each item of hardware, software, information technology, embedded, or processor based system and/or any combination thereof, used, developed, manufactured, distributed, licensed, transferred or delivered, by the Company

(collectively, the "SYSTEM"), shall be able to correctly function, operate, process data or perform date related calculations, including, but not limited to, calculating, comparing and sequencing, from, into and between the years 1999 and 2000, accurately process, provide and/or receive date data, including leap year calculations, into and between the years 1999, 2000 and beyond, shall otherwise function as per the specifications thereof both before, during and following January 1, 2000. Neither performance nor functionality of the System shall be affected by dates prior to, during and after January 1, 2000. A System containing or calling on a calendar function including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans, before, during and following January 1, 2000. The System shall have no lesser functionality or operability with respect to records containing dates, before, during or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000.

     3.20 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT 3.20 are copies of the unaudited balance sheet of the Company as of December 31, 1998, the statements of income and retained earnings of the Company for the period ended December 31, 1998, and the statements of cash flows of the Company for the period ended December 31, 1998 (the "Financial Statements"). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by the Company and presents fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

     3.21 NO UNDISCLOSED LIABILITIES. Except as set forth on EXHIBIT 3.21, the Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) obligations under contracts described in EXHIBIT 3.07 or under contracts that are not required to be disclosed thereon as a result of dollar thresholds therein; (b) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with generally accepted accounting principles, need not be disclosed); (c) liabilities (other than accounts payable) incurred since the Financial Statements, in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, no greater than $200,000; and (d) accounts payable in excess of those shown on the Financial Statements, incurred in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, not greater than $200,000.

     3.22 TECHNOLOGY. Except as set forth in EXHIBIT 3.22 and other than the Intellectual Property Rights licensed to the Company pursuant to the License Agreement, the products, processes, proprietary technology and other proprietary know-how owned or used by the Company were completely developed by the Company's full-time employees only; the concepts, inventions and original works of authorship owned or used by the Company were developed or conceived by employees within the scope of their employment by the Company and are connected with the Company's underlying products, processes and proprietary technology. No independent contractors or consultants were used or employed by the Company in the development of the products, processes, proprietary technology and other proprietary know-how owned or used by the Company.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.01 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the payment of the unpaid principal amount of the Notes, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

          (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

          (b) MAINTENANCE OF INSURANCE. Obtain and maintain from reputable insurance companies or associations a term life insurance policy on the lives of each of F. Thomson Leighton and Daniel Lewin the face amount equal to $2,000,000 each (so long as each remains an employee of the Company), which proceeds will be payable to the order of the Company, and maintain insurance with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses and maintain, and cause each Subsidiary to maintain, such insurance. Except as may be required by holders of Senior Indebtedness, the Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies.

          (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Use commercially reasonable best efforts to secure, preserve and maintain, and cause each Subsidiary to use commercially reasonable best efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.

          (d) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

          (e) MAINTENANCE OF PROPERTIES; MATERIAL ASSETS. Use commercially reasonable best efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable best efforts to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses, permits or agreements being used by the Company in its business as now operated and as now proposed to be operated, including that certain patent and license agreement dated October 26, 1998 by and between the Massachusetts Institute of Technology ("MIT") and the Company (the "LICENSE AGREEMENT").

          (f) REQUIRED PREPAYMENT UPON CHANGE OF CONTROL. At the option of the holders of 50% of the unpaid principal amount of the Notes then outstanding exercised by delivery to the Company no later than 15 days prior to a Change of Control or, if later, five (5) days after receipt of written notice from the Company of a pending Change of Control, the Company shall prepay in cash in full all principal then outstanding under the Notes concurrently with the consummation of any such Change of Control, together with accrued and unpaid interest thereon to the prepayment date, and any or all other amounts payable to the holders of the Notes under or in respect of the Notes.

          (g) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     4.02 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the payment of the unpaid principal amount of the Notes, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

          (a) LIMITATION ON INDEBTEDNESS. At any time permit the aggregate amount of Indebtedness for Borrowed Money (including Senior Indebtedness but excluding amounts owed under the Notes) to exceed $15,000,000.

          (b) DISTRIBUTIONS. Declare or pay any dividends, purchase, repurchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, and will not make any payment in cash, securities or other property or purchase on or in respect of, or repurchase, redeem, retire or otherwise acquire for value, any indebtedness of the Company that is subordinated by its express terms in right of payment to the Notes, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "DISTRIBUTIONS"), except that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, and EXCEPT as specifically provided for in the Company's Certificate of Incorporation or if such dividend, purchase, repurchase, redemption, retirement or other acquisition for value is solely in the form of capital stock (or rights, options or warrants to purchase such shares) of the Company; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

               (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

               (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

               (iii) repurchasing the shares of Common Stock at the original cost thereof held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

          (c) DEALINGS WITH AFFILIATES AND OTHERS. Other than as contemplated by this Agreement, and other than transactions in the ordinary course of business involving less than $50,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors, or absent such Board of Directors approval, by a majority in interest of holders of the Notes.

          (d) MERGER, CONSOLIDATION, ETC. Consolidate with or merge with or into any other entity or sell, convey, transfer or lease all or substantially all of its assets in a single transaction or a series of related transactions to any Person unless:

               (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by sale, conveyance, transfer or lease all or substantially all of the assets of the Company shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

               (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

          (e) LIMITATION ON LIENS. Directly or indirectly create, incur, assume or suffer to exist any Lien directly or indirectly securing Indebtedness for Borrowed Money other than Senior Indebtedness.

          (f) LAYERED DEBT. The Company will not create, assume, incur, guarantee or suffer to exist any indebtedness, other than indebtedness evidenced by the Notes, that is subordinate by its terms in right of payment to any Senior Indebtedness unless such indebtedness, by its terms or the terms of the instrument creating or evidencing it, is pari passu with the Notes or subordinate in right of payment to the Notes pursuant to subordination provisions substantially similar to those contained in the Note.

          (g) RESTRICTED PAYMENTS. Make payments on, or purchase, repurchase, redeem, retire or otherwise acquire for value, Indebtedness for Borrowed Money that, by the express terms governing its repayment, is junior to, or pari passu with, the Notes, without making a simultaneous payment, purchase, repurchase, redemption, retirement or other acquisition for value to the holder of the Notes in an amount which is in the same proportion to the unpaid balance of the Notes as the amount of the payment, purchase, repurchase, redemption, retirement or other acquisition for value bears to the unpaid principal amount of such Indebtedness for Borrowed Money.

     4.03 REPORTING REQUIREMENTS. The Company will furnish the following to each Purchaser who holds Notes with at least $1,000,000 in principal amount outstanding:

          (a) QUARTERLY REPORTS: as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

          (b) ANNUAL REPORTS: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors;

          (c) NOTICES UNDER SENIOR DEBT: promptly after delivery thereof, a copy of any notice provided by the Company to holders of Senior Indebtedness;

          (d) STOCKHOLDERS' AND COMMISSION REPORTS: promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Commission.

                                    ARTICLE V

                               REMEDIES ON DEFAULT

     5.01 ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (a), (f) or (g) of the definition of Event of Default in Section 6.01 of this Agreement has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 5.01, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

     If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under this Section 5.01, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     5.02 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Article V, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS

     6.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "AGREEMENT" means this Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

     "BOARD OF DIRECTORS" means the board of directors of the Company as constituted from time to time.

     "CAPITAL LEASE" means leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "CHANGE OF CONTROL" shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (for purposes of this definition, a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (ii) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; (c) any sale of all or substantially all of the assets of the Company; or (d) the complete liquidation of the Company.

     "CLOSING" shall have the meaning attributable to it in Section 1.04 of this Agreement.

     "COMMISSION" means the Securities and Exchange Commission (or any other federal agency administering the securities laws).

     "COMMON STOCK" shall have the meaning attributable to it in Section 1.01 of this Agreement.

     "COMPANY" means and shall include Akamai Technologies, Inc., a Delaware corporation, and its successors and assigns.

     "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any amounts due under the Notes when due;

          (b) the Company defaults in observance of any covenants contained in Sections 4.01, 4.02 and 4.03 which continue unremedied 20 days after written notice thereof;

          (c) the Company or any Subsidiary defaults (after any applicable grace period) in the payment of any principal or interest or any other amount in respect of Indebtedness for Borrowed Money (other than the Notes) of the Company with an aggregate amount outstanding in excess of $2,000,000;

          (d) a final judgment or final order of a court of competent jurisdiction for the payment of money aggregating in excess of $2,000,000 is rendered against the Company or its Subsidiary which judgment or order remains uncontested, unappealed, unpaid, unstayed and uninsured for a period of 45 days;

          (e) any representation or warranty in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made where such failure to be correct has a Material Adverse Effect;

          (f) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; and

          (g) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

     "FOUNDERS" shall mean F. Thomson Leighton, Daniel Lewin, Jonathan Seelig, Randall Kaplan, Gilbert Friesen and David Karger.

     "INDEBTEDNESS FOR BORROWED MONEY" means all obligations, contingent and otherwise, for borrowed money including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (a) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness for Borrowed Money of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) the present value of any lease payments due under Capital Leases.

     "KEY EMPLOYEE" means any Founder, the President, chief executive officer, chief financial officer, chief operating officer, vice president of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated by the Board of Directors.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholders' agreements, voting trust agreements and all similar arrangements).

     "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "NOTES" shall have the meaning attributable to it in Section 1.01 of this Agreement.

     "PURCHASER" and "PURCHASERS" shall have that meaning attributable to those words in Section 1.01 of this Agreement.

     "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SENIOR INDEBTEDNESS" shall have the meaning attributable to it in the Notes.

     "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time a majority of the outstanding shares of every class of equity securities of such corporation, partnership, trust or other entity.

     "WARRANT" shall have the meaning attributable to it in Section 1.01 of this Agreement.

     "WARRANT SHARES" shall have that meaning attributable to it in Section 1.02 of this Agreement.

     6.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     6.03 KNOWLEDGE. All references to the knowledge or awareness of the Company shall mean the knowledge of any director or Key Employee of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     7.02 AMENDMENTS, WAIVERS AND CONSENTS. Subject to the provisions of Section 6(c) of the Notes, any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least 50% of the then outstanding aggregate principal amount of the Notes, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effectively only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein, no consent of any holder of the Notes shall be required to amend this Agreement to provide for the issuance of Additional Securities to Additional Purchasers as provided in
Section 1.05 hereof.

     7.03 ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, faxed or delivered to each applicable party at the address set forth in SCHEDULE I hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section:

     If to any other holder of the Securities: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on SCHEDULE I hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

     If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to: Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: John
H. Chory, Esq.

     All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

     7.04 COSTS, EXPENSES AND TAXES. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Securities, the reasonable out-of-pocket expenses of Baker Communications Fund, L.P. (including legal, accounting and other expenses), up to a maximum of $15,000. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     7.05 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Notes.

     7.06 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof and until the payment of all amounts due under the Notes.

     7.07 PRIOR AGREEMENTS. This Agreement and the Notes constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Securities.

     7.08 SEVERABILITY. The provisions of this Agreement and the Securities are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Securities shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Securities; but this Agreement and the terms of the Securities, as the case may be, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     7.09 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

     7.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     7.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Securities.

     7.13 CONFIDENTIALITY. Each Purchaser agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to this Agreement and which the Company has advised the Purchaser is protected information, unless such information is known, or until such information becomes known, to the public; provided, however, that such information may be disclosed by the Purchaser to comply with applicable laws or governmental regulations, in any court proceeding, in any action the Purchaser must take to protect and enforce its rights under this Agreement if any Event of Default shall occur and be continuing, provided that the Purchaser provides prior written notice of such disclosure to the Company and takes reasonable and lawful action to avoid or minimize the extent of such disclosure.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE COMPANY:                             AKAMAI TECHNOLOGIES, INC.

                                             /s/ Daniel Lewin
                                         By:____________________________________
                                         Name:  Daniel Lewin
                                         Title: President


PURCHASERS:                              BAKER COMMUNICATIONS FUND, L.P.

                                         By: Baker Capital Partners, LLC
                                             its General Partner

                                             /s/ Edward Scott
                                         By:____________________________________
                                         Name:  Edward Scott
                                         Title: Manager


                                         TCW LEVERAGED INCOME TRUST, L.P.


                                         By: TCW Investment Management Company,
                                              as investment Advisor

                                             /s/ Mark L. Attanasio
                                         By:____________________________________
                                         Name: Mark L. Attanasio
                                         Title: Group Managing Director


                                         By: TCW Advisors (Bermuda), Ltd., as
                                         general partner

                                             /s/ Nicholas W. Tell, Jr.
                                         By:____________________________________
                                         Name: Nicholas W. Tell, Jr.
                                         Title: Managing Director

                                         TCW LEVERAGED INCOME TRUST II, L.P.

                                         By: TCW Investment Management Company,
                                              as Investment Advisor

                                             /s/ Mark L. Attanasio
                                         By:____________________________________
                                         Name: Mark L. Attanasio
                                         Title: Group Managing Director

                                         By: TCW (LINC II), L.P., as general
                                              partner

                                         By: TCW Advisors (Bermuda), Ltd., as
                                              its general partner

                                             /s/ Nicholas W. Tell, Jr.
                                         By:____________________________________
                                         Name: Nicholas W. Tell, Jr.
                                         Title: Managing Director


                                         TCW SHARED OPPORTUNITY FUND III, L.P.

                                         By: TCW Asset Management Company, its
                                              Investment Advisor

                                             /s/ Mark L. Attanasio
                                         By:____________________________________
                                         Name: Mark L. Attanasio
                                         Title: Group Managing Director

                                             /s/ Nicholas W. Tell, Jr.
                                         By:____________________________________
                                         Name: Nicholas W. Tell, Jr.
                                         Title: Managing Director

                                         SHARED OPPORTUNITY FUND IIB, LLC

                                         By: TCW Asset Management Company, its
                                              Investment Advisor

                                             /s/ Mark L. Attanasio
                                         By:____________________________________
                                         Name: Mark L. Attanasio
                                         Title: Group Managing Director

                                             /s/ Nicholas W. Tell, Jr.
                                         By:____________________________________
                                         Name: Nicholas W. Tell, Jr.
                                         Title: Managing Director


                                         TCW SHARED OPPORTUNITY FUND II, L.P.

                                         By: TCW Investment Management Company,
                                              its Investment Advisor

                                             /s/ Mark L. Attanasio
                                         By:____________________________________
                                         Name: Mark L. Attanasio
                                         Title: Group Managing Director

                                             /s/ Nicholas W. Tell, Jr.
                                         By:____________________________________
                                         Name: Nicholas W. Tell, Jr.
                                         Title: Managing Director


                                         POLARIS VENTURE PARTNERS II L.P.

                                             [Illegible]
                                         By:____________________________________
                                         Name:
                                         Title:

                                         POLARIS VENTURE PARTNERS FOUNDERS FUND
                                          II L.P.

                                             [Illegible]
                                         By:____________________________________
                                         Name:
                                         Title:

                                         AT INVESTORS LLC

                                             /s/ Arthur H. Bilger
                                         By:____________________________________
                                         Name: Arthur H. Bilger
                                         Title:

                                         /s/ David F. Callan
                                         __________________________________
                                         David F. Callan

                                         /s/ George Conrades
                                         __________________________________
                                         George Conrades


                                         DAVID ALLAN KAPLAN REVOCABLE TRUST
                                         DATED DECEMBER 19, 1980

                                             /s/ David Allan Kaplan
                                         By:____________________________________
                                         Name: David Allan Kaplan
                                         Title: Trustee

                                         /s/ Earl P. Galleher III
                                         __________________________________
                                         Earl P. Galleher III

                                         /s/ Thomas A. Herring
                                         __________________________________
                                         Thomas A. Herring

                                         /s/ Randall Kaplan
                                         __________________________________
                                         Randall Kaplan

                                         /s/ Scott Morrisse
                                         __________________________________
                                         Scott Morrisse

                                         /s/ Linda Eder Ross
                                         __________________________________
                                         Linda Eder Ross

                                         /s/ Paul Sagan
                                         __________________________________
                                         Paul Sagan

                                         /s/ Jonathan Seelig
                                         __________________________________
                                         Jonathan Seelig

                                         /s/ Michael Seelig
                                         __________________________________
                                         Michael Seelig

                                         /s/ Julie Seelig
                                         __________________________________
                                         Julie Seelig

                                    EXHIBIT A
                                  FORM OF NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS
                    UNDER SAID ACT OR STATE SECURITIES LAWS.


                                                                      No. ______


                            Akamai Technologies, Inc.

                          15% Senior Subordinated Note


$____________                                           Cambridge, Massachusetts
                                                                     May 7, 1999



                              ---------------------

     Akamai Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to __________________ __________________, or registered assigns, the principal sum of ____________________ Dollars ($_________) on May 6, 2004 or such earlier date as provided herein (the "Maturity Date"), and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of fifteen percent (15%) per annum. Such interest is to be compounded annually and added to the principal amount of the Note on May 6 of each year commencing May 6, 2000 and is due and payable on the Maturity Date.

     This Note is one of a series of the Company's Notes known as its 15% Senior Subordinated Notes (collectively referred to herein as the "Notes"), all of like tenor, except as to the date of issuance, identifying number and principal amount thereof. The Notes are limited in aggregate original principal amount to $15,000,000 and are issued or to be issued by the Company pursuant to the 15% Senior Subordinated Notes and Warrants to Purchase Common Stock Purchase Agreement dated May 7, 1999 among the Company, the original holder of this Note and other purchasers of Notes (collectively referred to herein as the "Purchase Agreement"), to which reference is made for a statement of certain additional rights and benefits to which the holder of this Note is entitled.

1.   SUBORDINATION.

     (a) SUBORDINATION TO SENIOR INDEBTEDNESS. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper and accounts receivable sold or assigned by the Company to such institutions,
(ii) obligations of the Company as lessee under leases of real or personal property, which obligations have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee, (iii) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described in (i) and (ii) above assumed or guaranteed in any manner by the Company, and (iv) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in
(i), (ii) and (iii) above, unless such indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate or pari passu in right of payment to the Notes; PROVIDED that the aggregate principal amount of Senior Indebtedness shall not in any event exceed $15,000,000 at any time outstanding. Notwithstanding the foregoing, "Senior Indebtedness" shall not include indebtedness of the Company evidenced by the other Notes, which shall rank equally and ratably with this Note.

     (b) NO PAYMENT UPON PAYMENT DEFAULT OR ACCELERATION OF SENIOR INDEBTEDNESS. No payment on account of principal of or interest on the Notes shall be made, and no Notes shall be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, there shall exist or shall have occurred (i) any default by the Company in the payment of principal of or interest on any Senior Indebtedness (a "Payment Default") or
(ii) an event of default (other than a Payment Default) with respect to any Senior Indebtedness with an outstanding amount of at least $1,000,000, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof (a "Covenant Default"), which has resulted in the actual acceleration of such Senior Indebtedness; in each case, of which the holders of the Notes shall have been given written notice and such event of default or default shall not have been cured or waived or shall not have ceased to exist.

     (c) RESTRICTIONS ON PAYMENT UPON COVENANT DEFAULT IN SENIOR INDEBTEDNESS. No payment on account of principal of or interest on the Notes shall be made, and no Notes shall be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries) during the period commencing with the date on which a holder of Senior Indebtedness gives written notice to the holders of the Notes of the occurrence of any Covenant Default and ending on the earlier of
(i) the date which is 180 days after the commencement of such period, and (ii) the first date after the commencement of such period on which all such Covenant Defaults are cured or waived ("Payment Blockage Period"); PROVIDED that (x) the holders of Senior Indebtedness shall not be entitled to institute a Payment Blockage Period more often than once within any period of three hundred sixty
(360) consecutive days and (y) no Covenant Default or event which, with the giving of notice and/or lapse of time, would become a Covenant Default which existed on the date of the commencement of any such Payment Blockage Period may be used as the basis for any subsequent payment blockage notice unless such Covenant Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety (90) consecutive days.

     (d)  PAYMENT UPON DISSOLUTION, ETC.

          (i) Any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company is hereinafter referred to as a "Proceeding". Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest (including any interest accruing after the commencement of the Proceeding, whether or not allowable), and any or all other amounts payable to the holders of Senior Indebtedness under the Senior Indebtedness, due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before any holders of the Notes shall be entitled to receive or, if received, to retain any payment or distribution on account of the Notes; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Notes would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the Notes who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the Notes. In the event of any Proceeding, the holders of Notes shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon (including any interest accruing after the commencement of the Proceeding, whether or not allowable), and any or all other amounts payable to the holders of the Notes under the Notes, before any distribution of assets shall be made among the holders of debt subordinated to the Notes or any class of shares of the capital stock of the Company in their capacities as holders of such shares.

          (ii) The holders of the Notes also agree that they shall take all reasonable actions necessary to file and prove the full amount of all their claims in any Proceeding, and the holders of the Notes shall not expressly, by implication or by inaction waive any claim in any Proceeding without the written consent of such holders of Senior Indebtedness.

          (iii) For purposes of this Section 1(d), the words "assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 1 with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     (e) SUBROGATION. Subject to payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Notes would be entitled except for the subordination provisions of this Section 1 shall, as between the holders of the Notes and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

     (f) RIGHTS OF HOLDERS UNIMPAIRED. The provisions of this Section 1 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes and the holders of Senior Indebtedness and nothing in this
Section 1 shall impair, as between the Company and any holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal thereof and interest thereon, and any or all other amounts payable to the holders of the Notes under the Notes, in accordance with the terms of the Notes, nor shall anything herein prevent any holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Notes.

     (g) HOLDERS OF SENIOR INDEBTEDNESS. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The holder of this Note shall execute and deliver to any holder of Senior Indebtedness any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of this Note to such Senior Indebtedness upon the terms set forth in this Note.

2. PREPAYMENT OF PRINCIPAL. Subject to the subordination provisions of Section 1, the principal indebtedness represented by this Note may be prepaid in whole or in part by the Company at any time without premium or penalty upon 10 days' prior written notice to the holder of this Note. Partial prepayments shall first be applied to accrued and unpaid interest, and then principal. Any prepayment shall be allocated among the Notes so that the amount prepaid with respect to the Notes is pro rata based upon the aggregate outstanding principal on the Notes.

3.   EVENT OF DEFAULT.

     Subject to the subordination provisions of Section 1, in case an Event of Default, as defined in the Purchase Agreement shall occur and be continuing, the outstanding principal and interest of this Note, and any or all other amounts payable to the holders of the Notes under the Notes may be declared immediately due and payable in the manner and with the effect provided in the Purchase Agreement.

4. CERTAIN ADDITIONAL COVENANTS. The Company covenants to the holder of this Note that, so long as the Company has or may have any obligation under this
Note:

     (a) It will comply in all material respects with all applicable laws and orders to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Note.

     (b) It will notify holder of this Note immediately upon the occurrence of an Event of Default or any event or action which constitutes or is likely to give rise to a Change of Control (as defined in the Purchase Agreement).

     (c) It will not use the proceeds of the Notes in any manner that would cause such borrowing or the application of such proceeds to violate any applicable law, rule or regulation.

     (d) This Note will rank pari passu with or senior to all other indebtedness of the Company which is not Senior Indebtedness.

5.   NOTE REGISTER.

     (a) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

     (b) Each holder of a Note shall be deemed to have agreed by acceptance of such Note, not to transfer Notes except in minimum denominations of $500,000 (or if less with respect to any Note, the entire unpaid principal amount of such
Note).

     (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this
Note in lieu of which such new Note is made and delivered.

6.   GENERAL.

     (a) SUCCESSORS AND ASSIGNS. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns.

     (b) RECOURSE. Recourse under this Note shall be to the general assets of the Company only and in no event to the officers, directors or stockholders of the Company.

     (c) CHANGES. Changes in or additions to this Note may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of at least 50% of the principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that no change, addition, omission or waiver which causes any change in or extension of the time of payment of the principal amount or interest, or the reduction of the rate of interest on, or in any way affects or impairs the obligation of the Company in respect of the principal of or interest on, any Note, or causes any change in the provisions of Section 2 of any Note, or impairs or affects the right to institute suit for payment of the Note or causes any change in this Section 6(c), shall be made without the written consent of the holder of such Note.

     (d) CURRENCY. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

     (e) NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the holder hereof at their respective addresses in accordance with the notice provisions of the Purchase Agreement.

     (f) SATURDAYS, SUNDAYS, HOLIDAYS. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Boston, Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (g) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

     (h) All payments made by the Company in respect of principal of, and interest on, this Note will be made without set-off, counterclaim or other defense. The Company shall pay on demand all stamp, documentary and other similar duties and taxes, if any, to which this Note from time to time may be subject or give rise.

     (i) The Company agrees to pay on demand all of the costs and expenses of the holder of this Note, including, without limitation, reasonable attorneys' fees, in connection with the collection of any sums due to the holder of this Note and the enforcement, protection or perfection of its rights or interests hereunder.

     (j) The Company may not assign any of its rights or delegate any of its obligations under this Note (or any part thereof) without the prior written consent of the holder of this Note.

     (k) The Company hereby waives diligence, presentment, protest, demand, and notice of every kind other than notices expressly provided herein or by the Purchase Agreement or required by applicable law and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                             AKAMAI TECHNOLOGIES, INC.

                                             By:________________________________
                                             Name:
                                             Title:



ATTEST:________________________
           Secretary

                                    EXHIBIT B
                                 FORM OF WARRANT

                       THIS WARRANT IS NON-TRANSFERRABLE.
                     THE SHARES OF COMMON STOCK ISSUED UPON
                   EXERCISE OF THIS WARRANT ARE SUBJECT TO THE
                 RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4
                                OF THIS WARRANT.
                 -----------------------------------------------


Warrant No. ___                                      Number of Shares: _________
                                                     (subject to adjustment)
Date of Issuance:  May 7, 1999



                            AKAMAI TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                            (Void after May 7, 2004)

     Akamai Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ________________________________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before May 7, 2004 at not later than 5:00 p.m. (Boston, Massachusetts time), ______ shares of Common Stock, $0.01 par value per share, of the Company, at a purchase price of $14.979 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.   EXERCISE.

     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
EXHIBIT I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise; PROVIDED, HOWEVER, that this Warrant may not be exercised unless such exercise and the issuance of the Warrant Shares pursuant thereto shall comply with all applicable federal and state securities laws.

     (b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(c) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

          (i) If the Common Stock is listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

          (ii) If the Common Stock is not listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. In the event this Warrant is being exercised in connection with a merger, sale or other transaction in which consideration is payable to the holders of Common Stock, then the Fair Market Value per share of Common Stock shall be the per share value of such consideration payable to such holders, as determined in good faith by the Board of Directors. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the

Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

2.   ADJUSTMENTS.

     (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per share of Common Stock, as determined in good faith by the Board of Directors of the Company.

4.   REQUIREMENTS FOR TRANSFER.

     (a) This Warrant and the Warrant Shares may be sold or transferred to any person who, immediately after the sale or transfer, holds or will hold (i) in the case of a sale or transfer of this Warrant, a portion of this Warrant covering at least 10,000 Warrant Shares, and (ii) in the case of a sale or transfer of Warrant Shares, at least 10,000 Warrant Shares. Notwithstanding the foregoing, this Warrant and the Warrant Shares may not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) if requested by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a sale or transfer made in accordance with Rule 144 under the Act.

     (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

5. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

6. REGISTRATION RIGHTS. The Registered Holder and the holder of Warrant Shares issued upon exercise of this Warrant shall have the same rights and obligations with respect to registration under the Act and with respect to indemnification in connection with any such registration as if (i) such Registered Holder or holder were one of the Series B Purchasers under that certain Amended and Restated Registration Rights Agreement dated as of April 16, 1999 among the Company and the individuals and entities named therein (the "Registration Rights Agreement") and (ii) the Warrant Shares were Series B Conversion Shares under the Registration Rights Agreement. The rights of the Registered Holder and the holder of Warrant Shares issued upon exercise of this Warrant shall continue until not more than one year after the expiration or earlier exercise of this Warrant.

7. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.   TRANSFERS, ETC.

     (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

     (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

     (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

10. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. CHANGE OR WAIVER. This Warrant is one of a series of Warrants, all of like tenor except as to the number of shares of Common Stock subject thereto, issued by the Company pursuant to that certain 15% Senior Subordinated Notes and Warrants to Purchase Common Stock Purchase Agreement dated as of May 7, 1999 among the Company and the individuals and entities named therein (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived only upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to outstanding Company Warrants; provided that any such amendment or waiver must apply to all Company Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant.

12. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


                                         AKAMAI TECHNOLOGIES, INC.


                                         By:________________________________

                                         Title:______________________________

                                         Address: 201 Broadway
                                                  Cambridge, MA 02139


WITNESS:


_________________________